Exhibit 99.1

DeVry Inc. Reports Fiscal 2005 Third Quarter Results, Spring Enrollment at DeVry University and Ross University

     OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--April 21, 2005--DeVry Inc. -- (NYSE:DV), an international higher-education company, today reported financial results for the third quarter and first nine months of fiscal year 2005 ended March 31, 2005. DeVry Inc. also announced spring enrollments at DeVry University and Ross University.
     Revenues for the third quarter were $201.9 million, compared with $196.8 million for the same quarter one year ago. For the nine-month period ended March 31, 2005, revenues of $584.8 million were identical to the revenues reported for the same period last year.
     Net income for the quarter totaled $11.9 million, or $0.17 per fully diluted share, compared with $16.3 million, or $0.23 per fully diluted share, for the same period last year. For the first nine months of fiscal 2005, net income was $22.1 million, or $0.31 per share, compared with $42.4 million, or $0.60 per share for the first nine months of fiscal 2004.
     "Our third quarter financial results reflect lower total DeVry University enrollments caused by recruiting underperformance in previous terms and a greater proportion of part-time adult students, as enrollments at DeVry University Centers (DVUCs) and online have grown in recent terms," said Ronald
L. Taylor, chief executive officer of DeVry Inc. "Our operating plan continues to focus on new student enrollments, while generating additional operating efficiencies to reduce expenses and improve financial results."
     Third quarter results were negatively affected by a $2.9 million pre-tax charge for previously announced workforce reductions. As a result of these workforce reductions, savings in fiscal 2006 are estimated at more than $10.5 million. During the fourth quarter, the company announced an additional voluntary workforce reduction program. The company expects charges in the fourth quarter related to this program to approximate the charges recorded in the third quarter.
     At DeVry University, new undergraduate student enrollment in spring 2005 increased 6.4 percent to 8,902 students, compared to 8,366 in spring 2004. Total student enrollment in spring 2005 declined 6.8 percent to 38,083 students, compared to 40,870 students in the previous year as a result of previous enrollment shortfalls.
     For the March 2005 session, the number of coursetakers at Keller Graduate School of Management increased 5.8 percent to 12,496 from 11,812 coursetakers in March 2004. In the January 2005 session, coursetakers also increased 5.8 percent to 12,597 coursetakers compared to 11,909 in the prior year.
     The total number of online undergraduate and graduate coursetakers in spring 2005 increased 79.1 percent to 19,759, compared to 11,032 in the same term a year ago.
     The total number of students enrolled at Ross University for the January 2005 term declined 3.3 percent to 3,122, compared to 3,229 last year as a result of higher standards in Ross University's admission criteria and academic progress requirements. The company expects the revised admission and academic policies to have a modest negative impact on student enrollment in the May 2005 class.
     "Improved undergraduate new student enrollment was fueled by the continued demand for our DVUC and online delivery modes," said Daniel Hamburger, DeVry's president and chief operating officer. "We expect continued strength in our online operations and at our DVUCs into the summer term, but the outcomes of our initiatives to improve full-time day enrollments at the large campus locations are still unclear. We expect some variability in enrollments as we continue to refine our marketing initiatives."
     During the third quarter DeVry University announced plans to open a second center in the Twin Cities area and expects to begin offering undergraduate and graduate degree programs in July 2005, and announced a plan to open a new center in San Antonio in July 2005, pending necessary approvals. DeVry University currently operates 74 locations in North America.
     Also during the third quarter, DeVry completed the acquisition of Deaconess College of Nursing for approximately $5.3 million in cash. Deaconess offers associate and bachelor's degree programs in nursing and a bachelor's degree completion program designed for registered nurses who have previously completed an associate degree program. Located in St. Louis, Missouri, the school currently enrolls approximately 450 students.
     DeVry Inc. will hold a conference call to discuss its fiscal 2005 third quarter results on April 21, 2005 at 3:30 p.m. central time (4:30 p.m. eastern time). The conference call will be led by Ronald Taylor, Chief Executive Officer; Daniel Hamburger, President and Chief Operating Officer and Norman Levine, Senior Vice President and Chief Financial Officer.
     For those wishing to participate by telephone, dial 800-366-7417 (domestic) or 303-262-2194 (international). DeVry Inc. will also broadcast the conference call live via the Internet. Interested parties may access the web cast through the Investor Relations section of the company's web site at http://www.shareholder.com/devry/medialist.cfm. Please access the web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.
     The company will archive a telephone replay of the call until May 6, 2005. To access the replay, dial 800-405-2236 (domestic) or 303-590-3000 (international), passcode 11027823 or to access the web cast replay, visit http://www.shareholder.com/devry/medialist.cfm.

     DeVry Inc. (NYSE:DV) is the holding company for DeVry University, Ross University, Deaconess College of Nursing and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, business and management. Ross University, through its schools of Medicine and Veterinary Medicine, offers both doctor of medicine and doctor of veterinary medicine degrees. Deaconess College of Nursing offers associate and bachelor's degree programs in nursing. Becker Professional Review, which includes Stalla CFA Review, provides preparatory coursework for the certified public accountant, certified management accountant and chartered financial analyst exams. DeVry Inc. is based in Oakbrook Terrace, Ill. For more information about the company, visit http://www.devry.com.


Spring 2005 Enrollment Results
------------------------------
DeVry University                   Spring 2005  Spring 2004 Increase/
                                                            (Decrease)
New undergraduate students
 (onsite/online)                        8,902        8,366        6.4%
Total undergraduate students
 (onsite/online)                       38,083       40,870      (6.8%)

                                    March 2005   March 2004 Increase/
                                                            (Decrease)
Graduate coursetakers
 (onsite/online)                       12,496       11,812        5.8%
Online coursetakers (a)                19,759       11,032       79.1%

                                  January 2005 January 2004 Increase/
                                                            (Decrease)
Ross University                         3,122        3,229      (3.3%)


(a) Online coursetakers are included in the new and total undergraduate and graduate coursetaker counts.


       Third Quarter Ended March 31:
       -----------------------------
                                       Fiscal Year      Fiscal Year
                                           2005             2004
                                    ----------------------------------
       Revenues                         $201,930,000     $196,800,000
       Net Income                         11,947,000       16,295,000

       Earnings Per Common Share
            Basic:                             $0.17            $0.23
            Diluted:                           $0.17            $0.23

       Number of Common Shares
       Basic                              70,374,000       70,187,000
       Diluted                            70,547,000       70,885,000


       Nine Months Ended March 31:
       ---------------------------
                                       Fiscal Year      Fiscal Year
                                           2005             2004
                                    ----------------------------------
       Revenues                         $584,848,000     $584,842,000
       Income Before Cumulative
        Effect of Change in
        Accounting                        20,293,000       42,365,000
       Net Income                         22,103,000       42,365,000

       Earnings Per Common Share
            Basic:
              Income Before Cumulative
               Effect of Change in
               Accounting                      $0.29            $0.60
              Net Income                       $0.31            $0.60
            Diluted:
              Income Before Cumulative
               Effect of Change in
               Accounting                      $0.29            $0.60
              Net Income                       $0.31            $0.60

       Number of Common Shares
       Basic                              70,364,000       70,088,000
       Diluted                            70,567,000       70,703,000

       March 31:
       ---------
       Actual Shares Outstanding          70,378,000       70,282,000




                              DEVRY INC.
                      CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)
                              (Unaudited)
                              PRELIMINARY


                                     March 31,   June 30,    March 31,
                                       2005        2004        2004
                                    ----------  ----------  ----------

ASSETS
------

   Current Assets
   --------------

       Cash and Cash Equivalents     $138,187    $146,227    $147,203
       Restricted Cash                 33,175      13,457      29,998
       Accounts Receivable, Net       119,012      28,150      87,206
       Inventories                        160       3,281       1,978
       Deferred Income Taxes           10,820       7,619       9,944
       Prepaid Expenses and Other       9,974      10,141       6,900
                                     ---------   ---------   ---------

           Total Current Assets       311,328     208,875     283,229
                                     ---------   ---------   ---------

   Land, Buildings and Equipment, net
   ----------------------------------

       Land                            64,583      64,256      60,306
       Buildings                      205,042     203,651     199,341
       Equipment                      233,133     222,898     219,921
       Construction In Progress        21,475       6,214       3,477
                                     ---------   ---------   ---------

                                      524,233     497,019     483,045

       Accumulated Depreciation      (237,651)   (210,132)   (202,036)
                                     ---------   ---------   ---------

           Land, Buildings and
            Equipment, Net            286,582     286,887     281,009
                                     ---------   ---------   ---------

   Other Assets
   ------------

       Intangible Assets, Net          76,350      86,346      89,862
       Goodwill                       289,863     284,397     285,841
       Perkins Program Fund, Net       12,847      12,247      11,991
       Other Assets                     4,871       5,380       4,682
                                     ---------   ---------   ---------

           Total Other Assets         383,931     388,370     392,376
                                     ---------   ---------   ---------

TOTAL ASSETS                         $981,841    $884,132    $956,614
                                     =========   =========   =========



                              DEVRY INC.
                     CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)
                             (Unaudited)
                             PRELIMINARY



                                     March 31,   June 30,    March 31,
                                       2005        2004        2004
                                    ----------  ----------  ----------

LIABILITIES
-----------

   Current Liabilities
   -------------------

       Current Maturities of
        Revolving Loan                     $-     $35,000          $-
       Accounts Payable                22,433      27,349      17,732
       Accrued Salaries, Wages &
        Benefits                       32,551      31,041      30,203
       Accrued Expenses                31,246      24,610      26,755
       Advance Tuition Payments        10,238      16,819       8,900
       Deferred Tuition Revenue       149,729      21,830     153,948
                                     ---------   ---------   ---------

           Total Current Liabilities  246,197     156,649     237,538
                                     ---------   ---------   ---------

   Non-Current Liabilities
   -----------------------

       Revolving Loan                  70,000      90,000     105,000
       Senior Debt                    125,000     125,000     125,000
       Deferred Income Taxes           22,301      17,660      13,429
       Deferred Rent and Other         18,232      16,566      15,504
                                     ---------   ---------   ---------

           Total Non-Current
            Liabilities               235,533     249,226     258,933
                                     ---------   ---------   ---------

TOTAL LIABILITIES                     481,730     405,875     496,471
                                     ---------   ---------   ---------



SHAREHOLDERS' EQUITY
--------------------

   Common Stock, $0.01 par value,
    200,000,000 Shares Authorized,
    70,378,369, 70,331,323  and
    70,281,623, Shares Issued
    and Outstanding at March
    31, 2005, June 30, 2004
    and March 31, 2004,
    Respectively.                         705         704         703
   Additional Paid-in Capital          72,057      71,797      69,426
   Retained Earnings                  427,139     405,036     389,340
   Accumulated Other Comprehensive
    Income                                210         720         674
                                     ---------   ---------   ---------

TOTAL SHAREHOLDERS' EQUITY            500,111     478,257     460,143
                                     ---------   ---------   ---------

TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                $981,841    $884,132    $956,614
                                     =========   =========   =========



                              DEVRY INC.
                 CONSOLIDATED  STATEMENTS  OF  INCOME
                 ------------------------------------
         (Dollars in Thousands Except for Per Share Amounts)
                             (Unaudited)
                             PRELIMINARY



                                For The Quarter    For The Nine Months
                                Ended March 31,      Ended March 31,
                              -------------------  -------------------
                                2005      2004       2005      2004
                              --------- ---------  --------- ---------

REVENUES:

   Tuition                    $190,713  $185,673   $552,824  $550,553
   Other Educational            11,068    11,077     31,731    34,141
   Interest                        149        50        293       148
                              --------- ---------  --------- ---------

          Total Revenues       201,930   196,800    584,848   584,842
                              --------- ---------  --------- ---------

COSTS AND EXPENSES:

   Cost of Educational
    Services                   110,605   105,114    328,326   314,199
   Student Services and
    Administrative Expense      73,472    67,045    223,743   205,150
   Interest Expense              2,309     1,885      6,391     6,013
                              --------- ---------  --------- ---------

          Total Costs and
           Expenses            186,386   174,044    558,460   525,362
                              --------- ---------  --------- ---------

Income Before Income Taxes
 and Cumulative Effect of
 Change in Accounting           15,544    22,756     26,388    59,480

Income Tax Provision             3,597     6,461      6,095    17,115
                              --------- ---------  --------- ---------

Income Before Cumulative
 Effect of Change in
 Accounting                     11,947    16,295     20,293    42,365

Cumulative Effect of Change in
 Accounting, Net of Tax              -         -      1,810         -
                              --------- ---------  --------- ---------

NET INCOME                     $11,947   $16,295    $22,103   $42,365
                              ========= =========  ========= =========

EARNINGS PER COMMON SHARE
   Basic
     Income Before Cumulative
      Effect of Change in
      Accounting                 $0.17     $0.23      $0.29     $0.60
     Cumulative Effect of Change
      in Accounting                  -         -       0.02         -
                              --------- ---------  --------- ---------
     Net Income                  $0.17     $0.23      $0.31     $0.60
                              ========= =========  ========= =========
   Diluted
     Income Before Cumulative
      Effect of Change in
      Accounting                 $0.17     $0.23      $0.29     $0.60
     Cumulative Effect of Change
      in Accounting                  -         -       0.02         -
                              --------- ---------  --------- ---------
     Net Income                  $0.17     $0.23      $0.31     $0.60
                              ========= =========  ========= =========



                              DEVRY INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Dollars in Thousands)
                             (Unaudited)
                             PRELIMINARY
                                                  For The Nine Months
                                                    Ended March 31,
                                                  --------------------
                                                    2005       2004
                                                  ---------  ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income                                     $22,103    $42,365
    Adjustments to Reconcile Net Income to Net
      Cash Provided by Operating Activities:

           Depreciation                             30,369     30,158
           Amortization                             11,735     10,968
           Provision for Refunds and
            Uncollectible Accounts                  31,538     25,564
           Deferred Income Taxes                     1,440      1,794
           Loss on Disposals of Land, Buildings
            and Equipment                              638        336
           Changes in Assets and Liabilities,
            Net of Effects from Acquisition of
            Business:
                 Restricted Cash                   (19,652)   (15,946)
                 Accounts Receivable              (121,618)   (88,375)
                 Inventories                         3,137      2,337
                 Prepaid Expenses And Other            765        807
                 Accounts Payable                   (5,403)    (1,134)
                 Accrued Salaries, Wages, Expenses
                  and Benefits                       7,223     (5,600)
                 Advance Tuition Payments           (6,761)    (1,668)
                 Deferred Tuition Revenue          126,946    137,657
                                                  ---------  ---------

    NET CASH PROVIDED BY OPERATING ACTIVITIES       82,460    139,263
                                                  ---------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital Expenditures                           (30,561)   (26,149)
    Payments for Purchases of Businesses,
     net of Cash Acquired                           (4,861)    (1,493)
                                                  ---------  ---------

    NET CASH USED IN INVESTING ACTIVITIES          (35,422)   (27,642)
                                                  ---------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds From Exercise of Stock Options            261      2,140
    Proceeds From Revolving Credit Facility         10,000          -
    Repayments Under Revolving Credit Facility     (65,000)   (60,000)
                                                  ---------  ---------

    NET CASH USED IN FINANCING ACTIVITIES          (54,739)   (57,860)
                                                  ---------  ---------

Effects of Exchange Rate Differences                  (339)       (29)
                                                  ---------  ---------

NET (DECREASE) INCREASE  IN CASH AND CASH
 EQUIVALENTS                                        (8,040)    53,732

Cash and Cash Equivalents at Beginning of Period   146,227     93,471
                                                  ---------  ---------

Cash and Cash Equivalents at End of Period        $138,187   $147,203
                                                  =========  =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Interest Paid During the Period                 $4,920     $5,562
    Income Tax Payments During the Period, Net       4,760     22,044


     CONTACT: DeVry Inc.
              Joan Bates (Investors), 630-574-1949
              or
              Dresner Corporate Services
              Kyra Kyles (Media), 312-780-7208